Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-85217 and 333-120960 on Form S-8 of our report on the financial statements of Stage Stores, Inc. and subsidiaries (the “Company”) dated April 3, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in the method of accounting for merchandise inventories, the change in the method of accounting for certain distribution center costs, and the Company’s adoption of FASB Statement No. 123(R), Share-based Payment, on January 29, 2006 and FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on February 3, 2007) and of our report dated April 3, 2007, relating to management's report on the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Stage Stores, Inc. and subsidiaries for the year ended February 3, 2007.

Houston, Texas
April 3, 2007